Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2009
FOURTH QUARTER AND YEAR END RESULTS
________________________________________________________________

HAUPPAUGE, NY – December 28, 2009 - Hauppauge Digital Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the fourth fiscal quarter and year ended September  30, 2009.

FOURTH QUARTER RESULTS

Net sales were $16.3 million for the fourth quarter of fiscal 2009, an increase of approximately 3.4% from the $15.7 million reported for the previous year’s fiscal fourth quarter.

The Company incurred a net loss of  $1,551,256 for the fourth fiscal quarter ended September 30, 2009, compared to  a net  loss of $2,908,536 for the fourth fiscal quarter ended September  30, 2008.  Net loss per share for the fourth fiscal quarter ended September 30, 2009 was $0.15 on a basic and diluted basis, compared to a net loss per share of $0.29 on a basic and diluted basis for the fourth fiscal quarter ended September  30, 2008.

FISCAL YEAR RESULTS

Net sales were $59.3 million for the fiscal year ended September 30, 2009 compared to $89.7 million for the fiscal year ended September 30, 2008, a decrease of approximately 34%.

The Company incurred a net loss of $7,143,021 for the fiscal year ended September 30, 2009, compared to a net loss of $3,088,189 for the fiscal year ended September 30, 2008.  Net loss per share for the fiscal year ended September 30, 2009 was $0.71 on a basic and diluted basis, compared to net loss per share of $0.31 on a basic and diluted basis for the fiscal year ended September 30, 2008.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated  “Contributing to the sales decline for the fiscal year were  weak sales in Europe, especially in key markets such as Germany and the UK,  plus the strengthening of the U.S. dollar against the euro, the closing of  Circuit City and a decline in sales of our TV tuner products to personal computer manufacturers. On the positive side, we saw growth in the sales of our TV tuner products in North America and an increase in our gross profit margins due to a favorable mix of products.”

“During fiscal 2009 we completed the integration of the former Pinnacle PCTV product line, acquired on December 24, 2008 from Avid Technologies, Inc. We established a new subsidiary called PCTV Systems SARL, to continue the development of PCTV products. While the integration of this complementary product line was accomplished before the end of our fiscal year, an inventory overhang of PCTV products in the retail sales channel in Europe caused a drag on our sales for the first six months of calendar 2009.  With most of this inventory liquidated by the end of fiscal 2009, we anticipate sales of PCTV Systems product to accelerate.”

“Excluding expenses related to the PCTV Systems acquisition and operations, expenses for the fiscal year declined by about $2.8 million compared to fiscal 2008.  While we cut expenses, we are cognizant of the fact that we need to continue to maintain our product development programs and other critical parts of our infrastructure for the Company to be well positioned when the global economic conditions improve.”

“In October 2009 Microsoft launched their new consumer operating system, Windows 7. Windows 7 gives live TV, received through a TV tuner card, a prominent spot in the Windows 7 Media Center application. Most of our new product development efforts over the last twelve months have been aimed at Windows 7.”

“With the completion of PCTV Systems integration, the continuing push in new product development  at our three R&D facilities, the introduction of Windows 7, the positive sales trends we saw for domestic retail sales in fiscal 2009 and the expense reductions we made in fiscal 2009, we believe Hauppauge is well positioned in both sales channels and our product pipeline to take advantage of the new opportunities created by a recovering global economy.”

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan, and California and research and development centers in Hauppauge, New York, Taipei, Taiwan and Braunschweig,  Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to our Form 10-K for the year ended September 30, 2009 and  our Form 10-Q’s  for the quarters ended  December 31, 2008,  March 31, 2009 and June 30,2009,  many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

[ Financial Table Follows ]

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,
	2009	2008

Net sales	$16,255,305	$15,725,144
Cost of sales	12,252,897	13,371,281
Gross profit	4,002,408	2,353,863

Selling, general and administrative expenses	4,462,487	4,652,396
Research & development expenses	1,185,534	1,024,361
Loss from operations	(1,645,613)	(3,322,894)
Other income (expense):
Interest income	2,885	15,356
Interest expense	(13,079)	-
Foreign currency	1,551	992
Total other income (expense)	(8,643)	16,348
Loss before tax provision (benefit)	(1,654,256)	(3,306,546)
Income tax (benefit)	(103,000)	(398,010)
Net loss	($1,551,256)	($2,908,536)

Net loss per share-basic and diluted	($0.15)	($0.29)

Weighted average shares-basic and diluted	10,054,062	10,024,770

HAUPPAUGE DIGITAL  INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended September 30,
	2009	2008

Net sales	$59,344,538	$89,701,028
Cost of sales	46,557,904	72,019,046
Gross profit	12,786,634	17,681,982

Selling, general and administrative expenses	16,117,590	17,152,848
Research & development expenses	4,421,935	3,883,747
Loss from operations	(7,752,891)	(3,354,613)
Other income:
Interest income	14,217	43,989
Interest expense	(62,557)	-
Foreign currency	670,760	(15,138)
Total other income	622,420	28,851
Loss before tax provision (benefit)	(7,130,471)	(3,325,762)
Income tax provision (benefit)	12,550	(237,573)
Net loss	$(7,143,021)	$(3,088,189)

Net loss per share-basic and diluted	$(0.71)	$(0.31)

Weighted average shares-basic and diluted	10,045,449	9,969,939

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2009	2008
Assets:

Current Assets:
Cash and cash equivalents	$8,368,342	$14,191,721
Accounts receivables, net of various allowances	9,770,584	6,932,400
Other non trade receivables	4,116,392	2,316,057
Inventories	8,616,800	12,236,166
Deferred tax asset current	1,297,574	1,133,073
Prepaid expenses and other current assets	928,680	1,093,406
Total current assets	33,098,372	37,902,823

Intangible assets, net	4,696,102	-
Property, plant and equipment, net	757,488	769,288
Security deposits and other non current assets	108,088	102,227
Deferred tax asset non current	887,611	887,611
	$39,547,661	$39,661,949

Liabilities and Stockholders’ Equity :

Current Liabilities:
Accounts payable	$12,478,625	$10,406,836
Accrued expenses –fees	5,753,546	5,604,485
Accrued expenses	8,131,263	4,603,858
Note payable	625,045	-
Income taxes payable	224,316	58,234
Total current liabilities	27,212,795	20,673,413

Stockholders' Equity
Common stock $.01 par value; 25,000,000 shares authorized
10,814,042 and 10,784,717 issued, respectively	108,140	107,847
Additional paid-in capital	17,276,651	16,709,201
Retained earnings	795,674	7,938,695
Accumulated other comprehensive loss	(3,441,262)	(3,362,870)
Treasury Stock, at cost, 759,579 shares	(2,404,337)	(2,404,337)
Total stockholders' equity	12,334,866	18,988,536
	$39,547,661	$39,661,949
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